UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

               INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __ )

Check the appropriate box:

[ ]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only [as permitted by Rule 14c-5(d)(2)]
[X]  Definitive Information Statement

                           Safetek International, Inc.
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee required.

[_] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

[_] Fee paid previously with preliminary materials

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
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

                           Safetek International, Inc.
                                5509 11th Avenue
                            Brooklyn, New York 11219


Dear Stockholder:

       This Information Statement is furnished to holders of shares of common stock, par value $0.0001 per share (the "Common Stock"), of Safetek International, Inc. (the "Company"). The purpose of this Information Statement is to notify the stockholders that on May 13, 2004, the Company received written consent (the "Written Consent") from certain principal stockholders of the Company (identified in the section entitled "Voting Securities and Principal Holders Thereof") holding 250,744,000 shares of Common Stock, representing approximately 50.2% of the total issued and outstanding Common Stock, adopting a resolution to amend the Company's Articles of Incorporation to (i) authorize up to 50,000,000 shares of a new class of undesignated Preferred Stock ("Preferred Stock") which would allow the Board of Directors of the Company to issue, without further shareholder action, one or more series of Preferred Stock and
(ii) authorize a one-for-thousand reverse stock split of the issued and outstanding shares of our Common Stock by changing each one-thousand shares into one share

         The Board believes that the terms of the amendment to the Certificates of Incorporation (the "Amended Certificate") are beneficial to the Company. The full text of the Amended Certificate is attached as Annex I to this Information Statement.

         The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holders of a majority of the outstanding shares of Common Stock. The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders. The resolutions will not become effective before the date which is 20 days after this Information Statement was first to stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholders of the Company.

         This Information Statement is being mailed on or about August 20, 2004 to stockholders of record on August 17, 2004 (the "Record Date").

By Order of the Board of Directors

/s/ Shmuel M. Shneibalg
------------------------

August 17, 2004

                           Safetek International, Inc.
                                5509 11th Avenue
                               Brooklyn, NY 11219


                        ---------------------------------

                              INFORMATION STATEMENT
                            PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                            AND RULE 14C-2 THEREUNDER

                        ---------------------------------

      NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS REQUIRED IN
                  CONNECTION WITH THIS INFORMATION STATEMENT.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

---------------------------------------------------------------

         We are sending you this Information Statement to inform you of the adoption of various resolutions on May 13, 2004 by consent (the "Written Consent") from the Board of Directors (the "Board") and certain principal stockholders of the Company (identified in the section entitled "Voting Securities and Principal Holders Thereof") holding 250,740,000 shares of Common Stock, representing approximately 50.2% of the total issued and outstanding Common Stock adopting a resolution to amend the Company's Articles of Incorporation to (i) authorize up to 50,000,000 shares of a new class of undesignated Preferred Stock ("Preferred Stock") which would allow the Board of Directors of the Company to issue, without further shareholder action, one or more series of Preferred Stock and (ii) authorize a one-for-thousand reverse stock split of the issued and outstanding shares of our Common Stock by changing each one-thousand shares into one share.

         The adoption of the foregoing resolutions will become effective 21 calendar days after the mailing of this Information Statement. The Board of Directors is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders.

         The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the Delaware General Corporation Law ("DGCL"). No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters' rights with respect to the receipt of the written consents, and no dissenters' rights under the DGCL are afforded to the Company's stockholders as a result of the adoption of these resolutions.

         Expenses in connection with the distribution of this Information Statement, which are anticipated to be less than $7,500, will be paid by the Company.

     Our principal executive offices are located at 5509 11th Avenue, Brooklyn, NY 11219. Our telephone number is 718-436-8246.

          GENERAL

         The Company's current Certificate of Incorporation provide for an authorized capitalization consisting of 500,000,000 shares of Common Stock. As of August 3, 2004, there were 499,472,707 shares of Common Stock issued and outstanding. The Board of Directors believes that the Amended Certificate is in the best interests of both the Company and its stockholders to (i) authorize a one-for-thousand reverse stock split of the issued and outstanding shares of our Common Stock by changing each thousand shares into one share, and (ii) authorize the Board to issue up to fifty million (50,000,000) shares of preferred stock.

         The Company is currently authorized to issue one million shares of preferred stock. The Board of Directors believes that it is in the best interests of both the Company and its stockholders to increase the class of preferred stock as a part of the Company's capital stock. The Preferred Stock will be "blank check" preferred stock, giving the Board the authorization to issue preferred stock from time to time in one or more series and to fix the number of shares and the relative dividend rights, conversion rights, voting rights and special rights and qualifications of any such series. Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and increasing the number of votes required to approve a change in control of the Company. The Company also believes that the one-for-thousand reverse stock split will be beneficial for the market price of the Company.

         The Amended Certificate has been approved by the Board of Directors of the Company and the stockholders holding more than approximately 50.2% of the outstanding voting shares.

         VOTE REQUIRED; MANNER OF APPROVAL

         Approval to amend and restate the current Certificate of Incorporation of the Company under the DGCL requires the affirmative vote of the holders of a majority of the voting power of the Company. The Company has no class of voting stock outstanding other than the Common Stock.

         Section 228 of the DGCL provides in substance that, unless the Company's Certificate of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting. Under the applicable provisions of the DGCL, this action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

         In accordance with the DGCL, the affirmative vote on the Amended Certificate of at least a majority of the outstanding shares has been obtained. As a result, no vote or proxy is required by the stockholders to approve the adoption of the Amended Certificate.

         Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), the Restated Certificate cannot take effect until 20 days after this Information Statement is sent to the Company's stockholders. As mentioned earlier, the Amended Certificate will become effective upon its filing with the Secretary of State of the State of Delaware which is anticipated to be on or about September 7, 2004, 20 days after the mailing of this Information Statement.

         PURPOSES AND EFFECT OF THE CHANGES

PREFERRED STOCK

         It is not possible to state the effects of the increase of the authorized preferred stock upon the rights of the holders of common stock until the Board determines the respective rights of the holders of one or more series of preferred stock. The effects of such issuance could include, however, (i) reductions of the amount otherwise available for payment of dividends on common stock; (ii) restrictions on dividends on common stock; (iii) dilution of the voting power of common stock; and (iv) restrictions on the rights of holders of common stock to share in the Company's assets on liquidation until satisfaction of any liquidation preference granted to the holders of such subsequently designated series of preferred stock.

         The amendment will give the Company increased financial flexibility as it will allow shares of preferred stock to be available for issuance from time to time as determined by the Board of Directors for any proper corporate purpose. Such purpose could include, without limitation, issuance for cash as a means of obtaining capital for use by the Company, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or properties.

         Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. The ability of the Board to issue such additional shares of preferred stock, with rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price for their shares in a tender offer or the temporary increase in market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally. At the present time, the Company is not aware of any contemplated mergers, tender offers or other plans by a third party to attempt to effect a change in control of the Company through the issuance of preferred stock. While the amendment may have anti-takeover ramifications, the Board of Directors believes that financial flexibility offered by the amendment outweighs any disadvantages.

REVERSE STOCK SPLIT

         The purpose of the reverse stock split is to increase the market price per share of our common stock. The Board believes that by decreasing the number of shares outstanding we will have an increased stock price. Our management believes that the low per share market price of our Common Stock impairs the acceptability of the stock by the financial community and the investing public. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or our reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. Our management also believes that a low share price reduces the effective marketability of our shares because of the reluctance of many leading brokerage firms to recommend low-priced stocks to their clients. Certain institutional investors have internal policies preventing the purchase of low-priced stocks and many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts. A variety of brokerage house policies and practices tends to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stocks because the brokerage commission on a sale of a low-price stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced stock.

         Our Board of Directors is hopeful that the decrease in the number of shares of our outstanding Common Stock as a consequence of the reverse stock split will result in an anticipated increased price level, which will encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders, although such liquidity could be adversely affected by the reduced number of shares outstanding after the reverse stock split. In addition, although it may be anticipated that the increase in the price level of our Common Stock as a result of the reverse stock split will be proportionately less than the decrease in the number of shares outstanding, the reverse stock split could result in a price level for the shares that will overcome the reluctance, policies and practices referred to above and diminish the adverse impact of trading commissions on the market for the shares. However, there can be no assurance that the foregoing effects will occur, or that the share price level of the Common Stock immediately after the reverse stock split will be maintained for any period of time.

         FRACTIONAL SHARES

         In order to save the expense and inconvenience of issuing fractional shares, we will not issue scrip or fractional share certificates evidencing shares of Common Stock in connection with the reverse stock split. We will issue 100 shares to stockholders who would otherwise be entitled to less than 100 shares as a result of the split. If the same stockholder is the owner of shares under multiple share certificates, then the number of shares we will issue in connection with the reverse stock split shall be computed on the basis of the aggregate shares owned under all certificates.

         PRINCIPAL EFFECTS OF THE REVERSE SPLIT

         As of May 13, 2004, we had issued and outstanding 499,472,707 shares of Common Stock. If we do not issue any shares of common stock prior to the date the reverse stock split becomes effective, the number of outstanding shares of Common Stock will be reduced to approximately 499,472. In addition, the stated capital of our outstanding Common Stock as reflected on our balance sheet will be reduced, and our additional paid in capital account will be increased, by an equal amount. The number of authorized shares of common stock will remain at 500,000,000 shares of Common Stock. Except for the issuance of additional round lots of 100 whole shares of common stock for fractional shares, the reverse stock split will not result in any immediate change in the economic interests or the voting power of a stockholder relative to other common stockholders. However, the reverse stock split will result in a substantial increase in the number of shares of common stock available for issuance by our Board of Directors.

         INCREASE IN AUTHORIZED UNISSUED SHARES

         The following table shows how the one-for-thousand reverse stock split will increase the number of shares of common stock available for issuance by our Board of Directors. The information presented in the table is as of August 3, 2004. The table assumes that no shares or other securities convertible into or exercisable for shares of Common Stock will be issued prior to the date upon which the reverse stock split is effected.

                                NUMBER OF SHARES
--------------------------------------------------------------------------------

                                          PRIOR TO REVERSE STOCK SPLIT   AFTER REVERSE STOCK SPLIT
                                          ----------------------------   -------------------------
                                                COMMON STOCK                    COMMON STOCK
                                                ------------                    ------------
Authorized                                       500,000,000                     500,000,000
Outstanding                                      499,472,707                         499,472
Reserved for issuance
      Convertible Debentures (1)                         (1)                             (1)
      Redeemable Convertible Preferred
           Stock (2)                                   5,183                            100
      Options that may be granted in
           future under existing option
           plan(3)                               300,000,000                        300,000
Available for future issuance                              0                    499,200,428

           (1) The Company has an aggregate principal amount of $135,027 8% Series A Senior Subordinated Convertible Debentures currently outstanding. The Debentures, which are currently past due and in default, are convertible at the option of the holder thereof into shares of Common Stock at a conversion price equal to 70% of the lowest bid price of the Common Stock on the date a notice of conversion is received by the Company. Given the stock price of the Company, it is difficult to estimate the conversion price of the Debentures. Notwithstanding, given the fact that the Company will have 500,000,000 shares of Common Stock authorized for issuance and an estimated 499,200,418 shares available for issuance subsequent to the one-for-thousand reverse, the Company will have sufficient shares to issue upon the conversion of the Debentures.

           (2) There are 10,365 shares of redeemable convertible preferred stock issued which management believes are convertible at a rate of 2 shares of preferred stock for one share of Common Stock.

           (3) Under the Company's 2001 Stock Option Plan, the Company could issue 300,000,000 shares of Common Stock. As of December 31, 2002 there were 98,337,207 options still outstanding. Upon the reverse stock split, the number of shares into which these options are convertible and the number of options which can be issued under the plan will be adjusted accordingly.

           Following the reverse stock split, our Board of Directors will be able to issue 499,200,428 shares of Common Stock without further stockholder approval.

           Other than the outstanding convertible debentures, the preferred shares and options under the 2001 Option Plan, we do not presently have any agreement, understanding, or arrangement which would result in the issuance of any of the additional shares of our authorized and unissued common stock following the reverse stock split. Our Board of Directors does not intend to seek stockholder approval prior to any issuance of additional shares of our common stock, except as otherwise required by law or regulation. Our outstanding shares of common stock have no pre-emptive rights; accordingly, if we issue additional shares of common stock, our stockholders will not have any preferential right to purchase any of the additional shares. Although our Board of Directors believes the increase in authorized unissued shares is in the best interests of our company and our stockholders, the issuance of additional shares of common stock may, depending on the circumstances under which such shares are issued, reduce the stockholders' equity per share and may reduce the percentage ownership of common stock of existing stockholders.

           The increase in the number of shares available for issuance by our Board of Directors could, under certain circumstances, have the effect of deterring unsolicited tender offers for our common stock. In the event of a hostile takeover attempt, it might be possible for us to try to impede such attempt by issuing shares of common stock to a friendly party, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of our Company. Although the overall effect of such a course of action may be to deter unwanted takeover offers, our Board of Directors did not approve the reverse split and the increase in the amount of authorized shares of Common Stock for that purpose and believes the reverse split and the increase in the amount of authorized shares of Common Stock is in the best interests of our Company and our stockholders and that the advantages of the reverse stock split, including the increase in the number of shares available for issuance by the Board of Directors, outweigh any potential disadvantages. Our management is not aware of any attempts to obtain control or take over our Company.

         EFFECT ON PRICE OF COMMON STOCK

           Our Board of Directors believes that the current per share price level adversely affects the marketability of our common stock. The proposed reverse stock split is intended to result in a higher per share market price that will increase the interest of investors, analysts and other members of the financial community in the common stock.

           The per share price for our Common Stock after the reverse split may not be one-thousand times the market price before the reverse split and it is possible that the aggregate market value of a stockholder's investment in our company may be lower after the reverse split.

            Furthermore, the market for shares of common stock may not be improved. The Board of Directors cannot predict what effect the reverse stock split will have on the market for, or the market price of, the Common Stock.

         IMPLEMENTATION OF REVERSE STOCK SPLIT AND INCREASE IN AUTHORIZED COMMON STOCK

            We will file the Amended Certificate with the Secretary of State of Delaware, and upon such filing the reverse stock split of issued shares of Common Stock will become effective as of the opening of business on that date. The reverse stock split will be formally implemented by deleting Article IV of the Company's current Certificate of Incorporation, as amended, in its entirety and substituting the following in lieu thereof:

                                   "ARTICLE IV

                                 SHARES OF STOCK

           (a) The total number of shares which the Corporation is authorized to issue shall be Five Hundred Fifty Million (550,000,000) shares of which Five Hundred Million (500,000,000) shares shall be designated as common stock with a par value of $.0001 per share and Fifty Million (50,000,000) shares shall be designated as with a par value of $.0001 per share.

         The Corporation is authorized to issue the shares of preferred stock from time to time in one or more series with such designations, relative rights, preferences and limitations of qualifications as shall be fixed by the Board of Directors in the resolution or resolutions providing for the issue of such shares. The Board of Directors is expressly authorized to adopt such resolution or resolutions providing for the issue of such shares from time to time as the Board of Directors, in its discretion, may deem desirable. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination or fixing of the following:

                  (i) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board increasing such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board;

                  (ii) The dividend rate of such series, the conditions and time upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of Stock or series thereof, or any other series of the same class, and whether such dividends shall be cumulative or non-cumulative;

                  (iii) The conditions upon which the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

                  (iv) Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                  (v) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

                  (vi) Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  (vii) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or upon the distribution of assets of the Corporation; and

                  (viii) Any other powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the Board may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation.

         The holders of shares of the Preferred Stock of each series shall be entitled to receive, when and as declared by the Board, out of funds legally available for the payment of dividends, dividends (if any) at the rates fixed by the Board for such series before any cash dividends shall be declared and paid or set apart for payment, on the Common Stock with respect to the same dividend period.

         The holders of shares of the Preferred Stock of each series shall be entitled, upon liquidation or dissolution or upon the distribution of the assets of the Corporation, to such preferences as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of the Common Stock. Whenever the holders of shares of the Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all remaining assets of the Corporation.

            (b) Upon this Certificate of Amendment to the Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), shares of common stock held by each holder of record on such date shall be automatically combined according to class at the rate of one-for-thousand without any further action on the part of the holders of the Corporation (the "Reverse Split"). All fractional shares owned by each holder of record will be aggregated and to the extent after aggregating all fractional shares any registered holder is entitled to a fraction of a share, he shall be entitled to receive one whole share in respect of such fraction of a share.

           (c) Each stock certificate issued prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of common stock, as the case may be, into which the shares represented by such certificate shall have been reclassified pursuant to the Reverse Split. Each holder of record of a certificate that represented shares of common stock immediately prior to the Effective Time, shall receive, upon surrender of such certificate, a new certificate representing the number of shares of common stock immediately after the Reverse Split.

           (d) Following the effectiveness of the amendment, each certificate representing shares of Common Stock outstanding immediately prior to the reverse stock split will be deemed automatically, without any action on the part of the stockholders, to represent one-one-thousandth of the pre-split number of shares. However, no fractional shares will be issued as a result of the reverse stock split. Each stockholder of record owning shares of Common Stock prior to the reverse stock split which are not evenly divisible by one-thousand (1,000) will receive one additional share for the fractional share that such stockholder would otherwise have been entitled to receive as a result of the reverse stock split. After the reverse stock split becomes effective, stockholders will be asked to surrender their stock certificates in accordance with the procedures set forth in a letter of transmittal. Stockholders should not submit any certificates until requested to do so. Upon such surrender, a new certificate representing the number of shares owned as a result of the reverse stock split will be issued and forwarded to stockholders. However, each certificate representing the number of shares owned prior to the reverse stock split will continue to be valid and represent a number of shares equal to one-one-thousandth of the pre-split number of shares. "

EXCHANGE OF STOCK CERTIFICATES

           The exchange of shares of Common Stock resulting from the reverse stock split will occur on the date we file the Amended Certificate effecting the reverse stock split, without any further action on the part of our stockholders and without regard to the date or dates certificates formerly representing shares of Common Stock are physically surrendered for certificates representing the post-split number of shares such stockholders are entitled to receive. Securities Transfer Corporation, the transfer agent for our Common Stock, will act for the stockholders in effecting the exchange of their certificates. In the event that the number of shares of Common Stock into which shares of Common Stock will be exchanged or converted includes a fraction, we will issue to the holder of such fraction, in lieu of the issuance of fractional shares, additional shares so that the holder has a round lot consisting of 100 shares.

           As soon as practicable after the date the reverse stock split becomes effective, transmittal forms will be mailed to each holder of record of certificates formerly representing shares of Common Stock to be used in forwarding their certificates for surrender and exchange for certificates representing the post-split number of shares of Common Stock such stockholders are entitled to receive. After receipt of such transmittal form, each holder should surrender the certificates formerly representing shares of Common Stock and such holder will receive in exchange therefore certificates representing the whole number of shares to which he is entitled, plus one whole share in lieu of any fractional share. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Stockholders should not send in their certificates until they receive a transmittal form.

           On the date the reverse stock split becomes effective, each certificate representing shares of Common Stock will, until surrendered and exchanged as described above, be deemed, for all corporate purposes, to evidence ownership of the number of shares of Common Stock into which the shares evidenced by such certificate have been converted, except that the holder of such unexchanged certificates will not be entitled to receive any dividends or other distributions payable by us after that date with respect to the shares which the stockholder is entitled to receive because of the reverse stock split until the certificates representing such shares of Common Stock have been surrendered. Such dividends and distributions, if any, will be accumulated and, at the time of such surrender, all such unpaid dividends or distributions will be paid without interest.

         FEDERAL INCOME TAX CONSEQUENCES

            The following description of federal income tax consequences is based upon the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority, and current administrative rulings and practices as in effect on the date of this Information Statement. This discussion is for general information only and does not discuss consequences that may apply to special classes of tax payers (e.g., non-resident aliens, broker-dealers or insurance companies). We urge you to consult with your own tax advisors to determine the particular consequences to you.

            The exchange of shares resulting from the reverse stock split will be a tax-free recapitalization for the company and our stockholders to the extent that shares of pre-split common stock are exchanged for post-split common stock. Therefore, stockholders will not recognize gain or loss as a result of that transaction.

           A stockholder's holding period for shares of post-split common stock, including any additional shares issued in lieu of issuing fractional shares, will include the holding period of shares of pre-split common stock exchanged therefore, provided that the shares of pre-split common stock were capital assets in the hands of the stockholder.

           The shares of post-split common stock in the hands of a stockholder, including any additional shares issued in lieu of issuing fractional shares, will have an aggregate basis for computing gain or loss equal to the aggregate basis of shares of pre-split common stock held by that stockholder immediately prior to the split.

           Although the issue is not free from doubt, additional shares received in lieu of fractional shares, including shares received as a result of the rounding up of fractional ownership, should be treated in the same manner. However, it is possible that the receipt of additional shares could be wholly or partially taxable.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The following table lists, as of August 3, 2004, the number of shares of common stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of the Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

         The percentages below are calculated based on 499,472.707 shares of common stock issued and outstanding. The Company has no options, warrants or other securities convertible into shares of common stock.


 Officers, Directors,
    5% Shareholder             No. of Shares      Beneficial Ownership %
  -----------------            -------------      ----------------------
Shmuel Shneibalg                120,000,000                24%
Officers and directors*         120,000,000                24%

* These shares are attributed to Shmuel Shneibalg, our current sole officer and director.

The persons or entities named in this table, based upon the information they have provided to us, have sole voting and investment power with respect to all shares of common stock beneficially owned by them.


INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO MATTERS TO BE ACTED UPON

         No other person has any interest, direct or indirect, by security holdings or otherwise, in the Amended Articles which is not shared by all other stockholders.


OTHER MATTERS

         The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company's voting stock.

         IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT AND/OR THE RESTATED ARTICLES, PLEASE CONTACT Safetek International, Inc., 5509 11th Avenue, Brooklyn, NY 11219.

By order of the Board of Directors of:


                            Safetek International, Inc.

                            /s/ Shmuel M. Shneibalg
                            ----------------------------------------------
                            Shmuel M. Shneibalg, sole officer and director

ANNEX I
                         CERTIFICATE OF AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION

                                       OF

                           SAFETEK INTERNATIONAL, INC.

                                  ------------

The undersigned, for the purposes of amending the Certificate of Incorporation of Safetek International, Inc. (the "Corporation") does hereby certify as follows:

1.            The name of the Corporation is Safetek International, Inc.

2. The original certificate of incorporation of the Corporation was filed with the Secretary of State of Delaware on April 19, 1988. The original certificate was amended on each of January 4, 1989, June 24, 1991 and June 8, 2001.

3. Article 4 of the certificate of incorporation of the Corporation is hereby amended in its entirety to read as follows:

                                   "ARTICLE IV

                                 SHARES OF STOCK

           (a) The total number of shares which the Corporation is authorized to issue shall be Five Hundred Fifty Million (550,000,000) shares of which Five Hundred Million (500,000,000) shares shall be designated as common stock with a par value of $.0001 per share and Fifty Million (50,000,000) shares shall be designated as with a par value of $.0001 per share.

         The Corporation is authorized to issue the shares of preferred stock from time to time in one or more series with such designations, relative rights, preferences and limitations of qualifications as shall be fixed by the Board of Directors in the resolution or resolutions providing for the issue of such shares. The Board of Directors is expressly authorized to adopt such resolution or resolutions providing for the issue of such shares from time to time as the Board of Directors, in its discretion, may deem desirable. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination or fixing of the following:

                  (i) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board increasing such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board;

                  (ii) The dividend rate of such series, the conditions and time upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of Stock or series thereof, or any other series of the same class, and whether such dividends shall be cumulative or non-cumulative;

                  (iii) The conditions upon which the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

                  (iv) Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                  (v) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

                  (vi) Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  (vii) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or upon the distribution of assets of the Corporation; and

                  (viii) Any other powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the Board may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation.

         The holders of shares of the Preferred Stock of each series shall be entitled to receive, when and as declared by the Board, out of funds legally available for the payment of dividends, dividends (if any) at the rates fixed by the Board for such series before any cash dividends shall be declared and paid or set apart for payment, on the Common Stock with respect to the same dividend period.

         The holders of shares of the Preferred Stock of each series shall be entitled, upon liquidation or dissolution or upon the distribution of the assets of the Corporation, to such preferences as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of the Common Stock. Whenever the holders of shares of the Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all remaining assets of the Corporation.

            (b) Upon this Certificate of Amendment to the Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), shares of common stock held by each holder of record on such date shall be automatically combined according to class at the rate of one-for-thousand without any further action on the part of the holders of the Corporation (the "Reverse Split"). All fractional shares owned by each holder of record will be aggregated and to the extent after aggregating all fractional shares any registered holder is entitled to a fraction of a share, he shall be entitled to receive one whole share in respect of such fraction of a share.

           (c) Each stock certificate issued prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of common stock, as the case may be, into which the shares represented by such certificate shall have been reclassified pursuant to the Reverse Split. Each holder of record of a certificate that represented shares of common stock immediately prior to the Effective Time, shall receive, upon surrender of such certificate, a new certificate representing the number of shares of common stock immediately after the Reverse Split."

         4. This Amendment to the Certificate of Incorporation has been duly adopted by the written consent of the Board of Directors and the majority written consent of the common stockholders of the Corporation in accordance with the provisions of Sections 228 and 242 of the Delaware General Corporation Law.

        IN WITNESS WHEREOF, Safetek International, Inc. has caused this Certificate of Amendment to be executed by its duly authorized officer on this __ day of September, 2004.



                                                   -----------------------
                                                   Shmuel Shneibalg, President